Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
CKE Restaurants, Inc.:
We consent to the incorporation by reference in the registration statements (No. 333-111284) on Form S-3, (No. 333-75880) on Form S-4, and (Nos. 333-126681, 333-104957, 333-83666, 333-76884, 333-41266, 333-83601, 333-12399, 2-86142-01, 33-31190-01, 33-53089-01, 33-56313, 33-55337 and 333-144225) on Form S-8 of CKE Restaurants, Inc., of our reports dated March 25, 2008, with respect to the consolidated balance sheets of CKE Restaurants, Inc. and subsidiaries as of January 31, 2008 and 2007, and the related consolidated statements of income, stockholders’ equity, and cash flows for each of the years in the three-year period ended January 31, 2008, and the effectiveness of internal control over financial reporting as of January 31, 2008, which reports appear in the January 31, 2008 annual report on Form 10-K of CKE Restaurants, Inc.
Our report on the consolidated financial statements refers to changes in the Company’s method of accounting for share-based compensation and quantifying errors in fiscal 2007 and accounting for uncertainties in income taxes in fiscal 2008.
/s/ KPMG LLP
Costa Mesa, California
March 25, 2008